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                                  Transfer Agreement

     This Agreement is made this 29th made of December, 1998, by and between Rackspace, Ltd. (the "Partnership") and Richard Yoo ("Yoo"), Dirk
Elmendorf ("Elmendorf") and Pat Condon ("Condon").

     In consideration for the substantial benefits to be received by Yoo, Elmendorf and Condon incident to the creation of the Partnership, and to ensure that the Partnership receives all intellectual property relating to the business conducted by Cymitar Technology Group, Inc. ("Cymitar"), the parties agree as follows:

     Yoo, Condon and Elmendorf hereby transfer and assign to the Partnership any and all tradesecrets, rights, inventions, trade marks, copyrights and any other intellectual property rights whatsoever they may own or have an interest in which relates to the business conducted by Cymitar at any time previous to the date of this Agreement or which relate to the Concept as such term is defined in the Agreement of Limited Partnership of Rackspace, Ltd., except for the tradesecrets, rights, inventions, trade marks, copyrights and other intellectual property rights being transferred to Elmendorf pursuant to the agreement attached hereto as Exhibit A.


/s/ Richard Yoo               /s/ Pat Condon
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Richard Yoo                   Pat Condon


/s/ Dirk Elmendorf            Rackspace, Ltd.
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Dirk Elmendorf                  By: Macroweb, LC

                                   By: /s/ Morris Miller
                                       --------------------

                                   Its: member
                                       --------------------